UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2025

TAO Synergies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40458	46-1585656
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor New York, New York	10036
(Address of registrant’s principal executive office)	(Zip code)

(973) 242-0005
(Registrant’s telephone number, including area code)

Synaptogenix, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SNPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 9, 2025, Synaptogenix, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Report”) to report, among other things, the resignation of certain officers and directors of the Company. The Prior Report inadvertently stated that Dr. Alan J. Tuchman, M.D. resigned as Chief Executive Officer and director of the Company, effective June 8, 2025. The Company is filing the below Item 5.02 to correct this statement which should have stated that Dr. Alan J. Tuchman, M.D. remains a member of the Company’s board of directors despite his resignation as Chief Executive Officer of the Company.

The Prior Report is otherwise unaffected by this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Dr. Alan J. Tuchman, M.D.

On June 8, 2025, Dr. Alan J. Tuchman resigned as Chief Executive Officer of the Company, effective June 8, 2025. Dr. Tuchman will serve as Chief Medical Officer of the Company and will remain a member of the board of directors of the Company. In connection with his resignation as Chief Executive Officer, the Company and Dr. Tuchman agreed to reduce Dr. Tuchman’s base monthly salary to $7,500 per month.

Item 5.03 Amendments to Articles of Incorporation.

On June 25, 2025, the Company filed a certificate of amendment to its Amended and Restated Certificate of Incorporation (“Amendment”) with the Secretary of State for the State of Delaware to change its name to TAO Synergies Inc. (the “Name Change”). The Name Change and Amendment became effective at 8:00 a.m. Eastern Time on June 26, 2025.

The Board of Directors of the Company (the “Board”) approved the Name Change and the Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to complete the Name Change or to approve or effect the Amendment. The Name Change will not in any way affect the voting or other rights that accompany the Company’s common stock, par value $0.0001 per share (“Common Stock”), or the validity or transferability of the Company’s shares of Common Stock currently outstanding.

As a result of the Name Change, the Company anticipates that effective July 1, 2025, the Common Stock will cease trading under the ticker symbol “SNPX” and will begin trading under its new ticker symbol “TAOX” on the Nasdaq Capital Market. The CUSIP of the Common Stock did not change in connection with the ticker symbol change.

A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD.

On June 26, 2025, the Company issued a press release announcing the Name Change and anticipated Nasdaq ticker symbol change. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, dated June 25, 2025
99.1	Press Release dated June 26, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2025	TAO Synergies Inc.

	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer